Exhibit 10.10
                            LAURUS MASTER FUND, LTD.
                          825 Third Avenue, 14th Floor
                            New York, New York 10022


                                                                 May 28, 2004


SDA AMERICA, INC.
230 Park Avenue, 10th Floor
New York, NY 10169
Attn:  Jay McDaniel


         Re:      Restricted Account: Account Number 2704051693,
         Account Name: SDA America Inc. maintained at North Fork Bank
         (the "Restricted Account").
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     Reference is made to (i) that certain Securities Purchase Agreement,  dated as of May 28, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and among Secured Digital Applications, Inc., a Delaware corporation (the "Parent"), SDA AMERICA, INC., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") relating to the issuance of the Series A Preferred referred to therein and (ii) that certain Restricted Account Agreement, dated as of May 28, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to the Section 3.2 of the Purchase Agreement, the Company is required to place $6,500,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall hold any outstanding Series A Preferred and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Parent's, the Company's and each of their respective Subsidiaries' obligations to the Purchaser.

     The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that, promptly following any conversion of any amount of the outstanding Series A Preferred into Common Stock of the Company (such event, a "Conversion"), the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to the corresponding dollar amount by which the aggregate Stated Value of all outstanding Series A Preferred Shares has been reduced pursuant to such a Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.


     This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as

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delivery of a manually executed  counterpart hereof or thereof,  as the case may
be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

         If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

                                     Signed,

                                     Laurus Master Fund, Ltd.


                                     By:   /s/ David Grin
                                     Name:  David Grin
                                     Title:  Director


Agreed and Accepted this 28th day of May, 2004.

SDA AMERICA, INC.

By:  /s/ Patrick Soon-Hock Lim
Name:    Patrick Soon-Hock Lim
Title:   Chairman